Exhibit 10.16
LARGE VOLUME FIRM/INTERRUPTIBLE
GAS SALES CONTRACT
FOR THE STATE OF IOWA
     THIS CONTRACT, made this 30 day of May, 2006, by and between Aquila, Inc. d/b/a Aquila Networks herein called “Company” and Central Iowa Energy, herein called “Customer.”
     IT IS HEREBY AGREED AS FOLLOWS:
1. Term. The primary term of this Contract shall commence on January 1, 2007, and shall continue in effect until December 31, 2012 and thereafter until cancelled by either party upon six (6) months’ written notice.
2. Terms of Sale. During the term of this Contract, Company shall be Customer’s exclusive natural gas distributor. All gas sold and delivered hereunder shall be paid for in accordance with those charges set forth in Company’s Rate Schedule LVI-1, Large Volume Interruptible Service (a current copy of which is attached hereto as Exhibit A) or any effective superseding rate schedule hereafter on file with the Iowa Utilities Board (“IUB”).
3. Tariff. This Contract in all respects shall be subject to the applicable provisions of such rate schedule and the Company’s General Rules, Regulations, Terms and Conditions on file with the IUB, or any effective superseding General Terms and Conditions on file with the IUB (hereinafter “General Terms and Conditions”) as it may change from time to time. Gas sold and delivered hereunder by Company shall not be resold by Customer to a third party. In case of any discrepancy between the terms of this Contract and the General Terms and Conditions, the General Terms and Conditions shall control.
3. Gas to Be Sold. Company agrees to sell firm and/or interruptible gas and deliver gas to Customer, and Customer agrees to purchase and receive gas for its own use for the following purpose, namely: Central Iowa Energy biodiesel plant located northeast of Newton, Iowa on N 39th Ave E.
(a) Firm Gas Sales: The daily Contract Demand volume of firm gas to be delivered hereunder shall be _____ Mcf and shall be the maximum volume of gas Company is obligated to deliver to Customer on any billing day.
(b) Interruptible Sales: On any given day, Customer may purchase volumes of gas in excess of the firm gas entitlement when such additional volumes are available.
     Delivery of gas hereunder is subject is subject to curtailment or interruption whenever required by Company or its supplier for the protection of deliveries of firm gas or deliveries of other gas carrying a higher priority than that delivered hereunder. Customer recognizes the interruptible nature of the service and acknowledges its responsibility either to shut down its plant operations or to maintain complete standby facilities and alternate fuel supply to maintain plant operations during full or partial curtailment or interruption of service hereunder.

4. Payment of Bills. Payment made by Customer to Company shall be within the period of time as set out in Company’s Tariff. Late payments or nonpayment of bills may cause termination of service as described in the attached Contract Terms and Conditions. Payment shall be made in U.S. dollars, and at Company’s discretion, by the electronic transfer of funds to a specified bank.
5. Notices. Notices to Company under this Contract shall be addressed to:
Aquila
PO Box 68,
1414 W. Broadway,
Council Bluffs, IA 51502
And notices to Customer, including notices of interruption as specified in Company’s tariff, shall be delivered to:

James Johnston	(Title of Person to be Notified)

641-990-0423	(Telephone)

382 Hwy T-38N	(Address)

Grinnell, IA 50112

Chairman
Either party may change its address under this section at any time upon written notice.
6. Succession and Assignment. This Contract and each of its terms shall bind and inure to the benefit of the parties hereto, their respective successors and assigns.
7. Regulatory Approval. This Contract is subject to the rules and regulations of the IUB and any other regulatory or legislative authorities having jurisdiction of the sale of natural gas contemplated hereunder and the construction and operation of the facilities required to deliver said natural gas.
     This Contract cancels and supersedes all previous Gas Sales Contracts between the parties hereto.
     The parties hereto have accordingly executed this Contract on the date first written above.

	“COMPANY”	“CUSTOMER”
AQUILA, INC. d/b/a AQUILA NETWORKS		CENTRAL IOWA ENERGY
By:	/s/ Jay S. Peterson	By:	/s/ James Johnston

Title:	Operating V. P. IA	Title:	Chairman

Attest:	/s/ Judy Beman	Attest:	/s/ illegible

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